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As filed with the U.S. Securities and Exchange Commission on July 19, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

APOLLO ENDOSURGERY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2836 (Primary Standard Industrial Classification Code Number)	16-1630142 (I.R.S. Employer Identification No.)

1120 South Capital of Texas Highway
Building 1, Suite 300
Austin, Texas 78746
(512) 279-5100

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Todd Newton
Chief Executive Officer
1120 South Capital of Texas Highway
Building 1, Suite 300
Austin, Texas 78746

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mark B. Weeks John T. McKenna Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Robert F. Charron Michael F. Nertney Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

Approximate date of commencement of proposed sale to public:
As soon as practicable after the effective date of this registration statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box:    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering:    ☒ 333-218741

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering:    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering:    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-accelerated Filer ☐	Smaller Reporting Company ☒ Emerging Growth Company ☐

          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common Stock, par value $0.001 per share	$5,997,250	$696

(1)
Based on the public offering price. The registrant previously registered securities at an aggregate offering price not to exceed $29,986,250 on a Registration Statement on Form S-1 (File No. 333-218741), which was declared effective on July 19, 2017. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $5,997,250 is hereby registered, which includes shares issuable upon exercise of the underwriters' option to purchase additional shares and does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-218741).

(2)
Pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of securities being registered has been omitted.

          This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

 EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

        Apollo Endosurgery Inc., a Delaware corporation (the "Company"), is filing this registration statement on Form S-1 with the Securities and Exchange Commission (the "Commission") to register additional shares of its common stock, par value $0.001 per share, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement includes (i) the registration statement facing page, (ii) this page, (iii) the signature page, (iv) an exhibit index, (v) an opinion of Cooley LLP, the Company's law firm, regarding the legality of the securities being registered and a related consent and (vi) the consent of KPMG LLP, the Company's independent registered public accounting firm.

        This registration statement relates to the Company's registration statement on Form S-1, as amended (File No. 333-218741), initially filed by the Company on June 14, 2017 and declared effective by the Commission on July 19, 2017 (the "Prior Registration Statement"). The Company is filing this registration statement for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement, representing an increase in the maximum aggregate offering price of $5,997,250. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits and the powers of attorney thereto, are incorporated by reference into this registration statement.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the City of Austin, State of Texas, on July 19, 2017.

APOLLO ENDOSURGERY, INC.
By:	/s/ TODD NEWTON Todd Newton Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ TODD NEWTON Todd Newton	Chief Executive Officer and Director (Principal Executive Officer)	July 19, 2017
/s/ STEFANIE CAVANAUGH Stefanie Cavanaugh	Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)	July 19, 2017
/s/ CHRISSY CITZLER-CARR Chrissy Citzler-Carr	Controller (Principal Accounting Officer)	July 19, 2017
* Richard J. Meelia	Chairman of the Board	July 19, 2017
* Rick Anderson	Director	July 19, 2017
* Matthew S. Crawford	Director	July 19, 2017
* John Creecy	Director	July 19, 2017
* William D. McClellan, Jr.	Director	July 19, 2017

II-1

Signatures		Title	Date

* R. Kent McGaughy, Jr.		Director	July 19, 2017
* Bruce Robertson, Ph.D.		Director	July 19, 2017
*By:	/s/ STEFANIE CAVANAUGH Stefanie Cavanaugh as Attorney-in-fact

II-2

 EXHIBIT INDEX

Exhibit Number	Description of Document
5.1	Opinion of Cooley LLP.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages (incorporated by reference to Exhibit 24.1 of the Registration Statement on Form S-1 (Registration No. 333-218741)).

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EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SIGNATURES
EXHIBIT INDEX